Exhibit 99.1

MoneyGram International Reports Fourth Quarter, Full-Year 2011 Financial Results

Fourth quarter money transfer transaction volume increased a strong 13 percent; constant-currency money transfer fee and other revenue increases 11 percent

DALLAS--(BUSINESS WIRE)--February 3, 2012--MoneyGram International, Inc. (NYSE:MGI), a leading global payment services company, today reported financial results for the fourth quarter and full-year 2011.

  On both a constant currency and reported basis, money transfer fee and other revenue increased 11 percent in the fourth quarter of 2011 over the fourth quarter of 2010.
  Money transfer transaction volume in the fourth quarter of 2011 increased 13 percent over the prior year, led by U.S.-to-U.S. transaction volume growth of 15 percent and sends originated outside of the U.S. growth of 14 percent. U.S. outbound transaction volume increased 10 percent on the strength of U.S.-to-Mexico growth of 15 percent.
  Global agent locations increased to 267,000, a strong 18 percent growth over 2010.
  Total revenue in the fourth quarter increased 6 percent to $321.8 million, compared with $303.4 million in the fourth quarter of 2010. Total fee and other revenue increased 7 percent to $318.8 million, from $298.3 million.
  Total revenue for the full-year 2011 increased 7 percent to $1,247.8 million, up from $1,166.7 million in 2010. Total fee and other revenue for the full-year 2011 was $1,230.9 million, up 8 percent from $1,145.3 million in 2010.
  The company reported net income for the quarter of $3.1 million and EBITDA of $22.0 million. Both net income and EBITDA for the fourth quarter of 2011 were primarily impacted by:
    $32.3 million of debt extinguishment loss
    $6.2 million of restructuring and reorganization costs
    $4.1 million of stock-based compensation
  Adjusted EBITDA for the fourth quarter increased 12 percent to $67.2 million from $59.8 million in the prior year. Adjusted EBITDA margin in the fourth quarter of 2011 was 20.9 percent, up from 19.7 percent in the same period last year.
  Diluted income per common share was $0.04 in the fourth quarter of 2011, including a negative $0.28 per share impact from the loss on debt extinguishment.

“We are very pleased with our accomplishments in 2011. For the year we achieved double-digit growth in money transfer transaction volume, constant currency revenue, and agent locations. Our impressive performance was achieved while we recapitalized our preferred shares, nearly doubled our public float, and reduced our second lien debt by $175 million,” said Pamela H. Patsley, chairman and chief executive officer. “We are optimistic about 2012 and while we are mindful of the economic challenges in Europe, our business is geographically diverse. We have great momentum in our money transfer business and continue to leverage the core as we expand into online, account-based, mobile and self-service offerings. We will utilize our strong cash flow to invest in the business and maximize shareholder value.”

Capital Market Activities

During the quarter, MoneyGram completed its underwritten secondary public offering of MoneyGram's common stock, by affiliates and co-investors of Thomas H. Lee Partners, L.P. and affiliates of Goldman, Sachs & Co. for an aggregate of 10.2 million shares at a public offering price of $16.25 per share.

Also in the quarter, MoneyGram made a partial redemption of its 13.25% Senior Secured Second Lien Notes due in 2018, held by affiliates of Goldman, Sachs & Co, in a principal amount of $175 million at a redemption price of 113.25%. MoneyGram financed this redemption with a combination of cash and $150 million in borrowings under its new incremental credit facility, provided by a syndicate of lenders, which is additive to the First Lien Senior Credit Facility currently outstanding.

Balance Sheet Items

MoneyGram ended the fourth quarter of 2011 with assets in excess of payment service obligations of $211.7 million, and outstanding debt principal of $814.6 million. Interest expense for the year decreased $16.0 million from prior year as result of continued delevering and refinancing activities in 2011.

Market Developments

MoneyGram continues to grow globally through geographic diversification and enhanced service offerings.

  Expansion during the quarter targeted key developing markets including the addition of:
    4,000 locations added in the Russian Federation, Eastern Europe and the CIS including Ochadbank, EcoslamikBank, Fonobank and Bank Rushdi, and Unibank
    2,000 additional locations in Latin America including BTS, Scotiabank and Farmacias Esquivar
    1,000 locations added in Africa including Wema Bank, BIMAO, and United Bank of Africa
    1,000 additional locations in the Indian subcontinent bringing MoneyGram to 45,000 locations in the region
    The launch of the PO Bulgaria network
  Enhanced service and new channel offering revenue grew 61 percent and represented 4.2 percent of money transfer revenue. Highlights include:
    Introduction of cash-to-account service offerings with ICBC in China and VTB bank in Ukraine, and signed an agreement with Banco Rendimento in Brazil to enable cash-to-account for all banks in Brazil
    Annual revenue and transaction growth in excess of 30 percent for MoneyGram Online
    Launch of a co-branded website for money transfers with Walmart.com
    New currency expansion including sends and receives in Malaysian Ringgitt and multi-currency receives in China
    Expansion of remittance services for Mozido mobile wallets

Global Funds Transfer Segment Results

Total revenue for the Global Funds Transfer segment was $300.2 million in the fourth quarter of 2011, up 8 percent from $276.7 million in the fourth quarter of 2010. The segment reported operating income of $33.4 million and an operating margin of 11.1 percent in the fourth quarter of 2011. Adjusted operating margin was 14.0 percent in the quarter, up from 11.9 percent in the prior year’s quarter.

During the fourth quarter of 2011, money transfer transaction volume increased a healthy 13 percent. Money transfer fee and other revenue increased 11 percent to $273.3 million compared with $246.2 million in the fourth quarter of 2010. On a constant currency basis, money transfer fee and other revenue increased 11 percent.

Money transfer transactions originating outside of the U.S. increased a robust 14 percent in the fourth quarter of 2011 over the prior year. U.S.-to-U.S. money transfer transaction volume continued its strong growth, increasing 15 percent. U.S. outbound transaction volume growth was 10 percent for the quarter. The U.S.-to-Mexico transaction volume growth rate accelerated for the ninth consecutive quarter reporting 15 percent growth over the prior year fourth quarter.

Bill payment transaction volume decreased 9 percent, while fee and other revenue decreased 12 percent to $26.7 million in the fourth quarter of 2011 from $30.4 million in the fourth quarter of 2010. Excluding divestitures, fee and other revenue declined 7 percent while transactions declined 2 percent.

Financial Paper Products Segment Results

Total revenue in the Financial Paper Products segment declined 18 percent to $21.3 million in the fourth quarter of 2011, from $26.0 million in the fourth quarter of 2010. Operating income was $5.9 million in the fourth quarter of 2011 down from $8.6 million in the fourth quarter of 2010. Operating margin in the fourth quarter of 2011 was 27.7 percent. Adjusted operating margin was 33.3 percent in the quarter down from 36.1 percent in the same period last year. Segment margin continues to be negatively impacted by declining investment revenue.

Outlook

For the fiscal year 2012, management is estimating total revenue growth of 7 percent to 9 percent and adjusted EBITDA growth of 9 percent to 11 percent consistent with its long-term management targets.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for significant items) and Adjusted EBITDA margin. In addition, we also present Adjusted operating income and Adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. In addition, the Company’s debt agreements require compliance with financial measures based on EBITDA and Adjusted EBITDA. Finally, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources and establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Income (Loss)
Table Two – Segment Results
Table Three – Segment Reconciliations
Table Four – EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
Table Five – Consolidated Balance Sheets
Table Six – Assets in Excess of Payment Service Obligations

Conference Call

MoneyGram International will host a conference call today at 9 a.m. ET, 8 a.m. CT, to discuss its fourth quarter and full-year 2011 results. Pamela H. Patsley, chairman and chief executive officer, will host the call. The conference call can be accessed by calling 1-800-967-7188 in the U.S. and 1-719-457-2705 internationally. The participant confirmation number is 4352975. Slides are available on MoneyGram’s website at www.moneygram.com. A replay of the conference call will be available at noon ET on Feb. 3 through 11:59 p.m. ET on Feb. 11, 2012. The replay of the call is available at 1-877-870-5176 (U.S.) or 1-858-384-5517 (outside the U.S.). The replay confirmation code is 4352975.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company. The Company's major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with 267,000 global money transfer agent locations in 192 countries and territories. For more information, visit the Company's website at www.moneygram.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as “believes,” "estimates," "expects," "projects," "plans,” "will," "should," "could," "would" and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: (a) our substantial debt service obligations, significant debt covenant requirements and credit rating; (b) our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. ("THL") on our Board of Directors; (c) sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; (d) continued weakness in economic conditions, in both the United States and global markets; (e) a material slow down or complete disruption of international migration patterns; (f) our ability to maintain agent or biller relationships, or a reduction in transaction volume from these relationships; (g) litigation involving MoneyGram or its agents; which could result in material settlements, fines or penalties; (h) ongoing investigations involving MoneyGram by the United States federal government and several state governments which could result in criminal or civil penalties, revocation of required licenses or registrations, termination of contracts, other administrative actions or lawsuits and negative publicity; (i) fluctuations in interest rates; (j) our ability to manage credit risks from our retail agents and official check financial institution customers; (k) our ability to manage fraud risks from consumers or agents; (l) the ability of MoneyGram and its agents to maintain adequate banking relationships; (m) our ability to retain partners to operate our official check and money order businesses; (n) our ability to maintain sufficient capital; (o) our ability to attract and retain key employees; (p) our ability to successfully develop and timely introduce new and enhanced products and services; (q) investments in new products, services or infrastructure changes; (r) our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; (s) our ability to compete effectively; (t) the ability of us and our agents to comply with U.S. and international laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; (u) changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; (v) our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control restrictions; (w) a security or privacy breach in our facilities, networks or databases; (x) disruptions to our computer network systems and data centers; (y) our ability to effectively operate and adapt our technology to match our business growth; (z) our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; (aa) our ability to manage risks associated with our international sales and operations; (bb) our ability to maintain effective internal controls; and (cc) the risks and uncertainties described in the "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of MoneyGram’s public reports filed with the SEC, including MoneyGram’s Form 10-K for the year ended December 31, 2010 and its Forms 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(Unaudited)

	Three Months Ended			Year Ended
	December 31,		2011 vs	December 31,		2011 vs
(Amounts in thousands, except per share data)	2011	2010	2010	2011	2010	2010

REVENUE
Fee and other revenue	$318,753	$298,308	$20,445	$1,230,858	$1,145,312	$85,546
Investment revenue	3,092	5,057	(1,965)	16,911	21,341	(4,430)
Total revenue	321,845	303,365	18,480	1,247,769	1,166,653	81,116
EXPENSES
Fee and other commissions expense	141,942	131,098	10,844	547,573	500,759	46,814
Investment commissions expense	81	136	(55)	431	737	(306)
Total commissions expense	142,023	131,234	10,789	548,004	501,496	46,508
Compensation and benefits	57,853	57,415	438	235,696	226,422	9,274
Transaction and operations support	61,384	42,633	18,751	227,762	185,782	41,980
Occupancy, equipment and supplies	13,259	11,809	1,450	47,739	46,481	1,258
Depreciation and amortization	11,093	12,190	(1,097)	46,051	48,074	(2,023)
Total operating expenses	285,612	255,281	30,331	1,105,252	1,008,255	96,997
OPERATING INCOME	36,233	48,084	(11,851)	142,517	158,398	(15,881)
Other expense (income)
Net securities gains	-	-	-	(32,816)	(2,115)	(30,701)
Interest expense	20,445	25,597	(5,152)	86,165	102,133	(15,968)
Debt extinguishment costs	32,302	-	32,302	37,522	-	37,522
Other	1,470	-	1,470	11,876	-	11,876
Total other expense, net	54,217	25,597	28,620	102,747	100,018	2,729
(Loss) income before income taxes	(17,984)	22,487	(40,471)	39,770	58,380	(18,610)
Income tax (benefit) expense	(21,107)	6,331	(27,438)	(19,636)	14,579	(34,215)
NET INCOME	$3,123	$16,156	$(13,033)	$59,406	$43,801	$15,605

Income (loss) per common share:
Basic	$0.04	$(1.86)	$1.90	$(9.03)	$(8.77)	$(0.26)
Diluted	$0.04	$(1.86)	$1.90	$(9.03)	$(8.77)	$(0.26)

Net income (loss) available to common stockholders:
Net income (loss) as reported	$3,123	$16,156	$(13,033)	$59,406	$43,801	$15,605
Accrued dividends on mezzanine equity	-	(32,988)	32,988	(30,934)	(125,005)	94,071
Accretion on mezzanine equity	-	(2,604)	2,604	(80,023)	(10,020)	(70,003)
Additional consideration issued in connection with conversion of mezzanine equity	-	-	-	(366,797)	-	(366,797)
Cash dividends paid on mezzanine equity	-	-	-	(20,477)	-	(20,477)
Net income (loss) available to common stockholders	$3,123	$(19,436)	$22,559	$(438,825)	$(91,224)	$(347,601)

Weighted-average outstanding common shares and equivalents used in computing earnings per share(1)
Basic	71,490	10,437	61,053	48,576	10,398	38,178
Diluted	71,670	10,437	61,233	48,576	10,398	38,178

(1) Includes common stock equivalents of 18.4 and 12.7 million for the three and twelve months ended December 31, 2011, respectively. The following weighted-average potential common shares are excluded from diluted loss per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options, restricted stock and restricted stock units	4,759	4,940		5,205	4,665
Shares related to preferred stock	-	53,969		20,989	53,969

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended			Year Ended
	December 31,		2011 vs	December 31,		2011 vs
(Amounts in thousands)	2011	2010	2010	2011	2010	2010

Money transfer revenue:
Fee and other revenue	$273,328	$246,179	$27,149	$1,039,526	$926,489	$113,037
Investment revenue	157	93	64	562	244	318
Bill payment revenue:
Fee and other revenue	26,719	30,416	(3,697)	112,624	126,467	(13,843)
Investment revenue	-	14	(14)	4	81	(77)
Total revenue	300,204	276,702	23,502	1,152,716	1,053,281	99,435

Commissions expense	141,539	130,415	11,124	545,688	496,645	49,043

Operating income	$33,352	$44,186	$(10,834)	$124,793	$139,314	$(14,521)

Operating margin	11.1%	16.0%		10.8%	13.2%

Financial Paper Products
	Three Months Ended			Year Ended
	December 31,		2011 vs	December 31,		2011 vs
(Amounts in thousands)	2011	2010	2010	2011	2010	2010

Money order revenue:
Fee and other revenue	$13,782	$15,199	$(1,417)	$57,350	$64,342	$(6,992)
Investment revenue	495	921	(426)	3,100	3,951	(851)
Official check revenue:
Fee and other revenue	4,907	6,172	(1,265)	21,069	25,696	(4,627)
Investment revenue	2,130	3,714	(1,584)	11,813	15,526	(3,713)
Total revenue	21,314	26,006	(4,692)	93,332	109,515	(16,183)

Commissions expense	484	833	(349)	2,396	3,931	(1,535)

Operating income	$5,911	$8,553	$(2,642)	$29,168	$36,508	$(7,340)

Operating margin	27.7%	32.9%		31.3%	33.3%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended			Year Ended
	December 31,		2011 vs	December 31,		2011 vs
(Amounts in thousands)	2011	2010	2010	2011	2010	2010

Revenue (as reported)	$300,204	$276,702	$23,502	$1,152,716	$1,053,281	$99,435

Adjusted operating income	$42,000	$32,864	$9,136	$157,890	$145,108	$12,782

Restructuring and reorganization costs	(5,135)	-	(5,135)	(19,185)	-	(19,185)
Stock-based compensation expense	(3,513)	(5,060)	1,547	(13,912)	(22,176)	8,264
Legal accrual	-	16,382	(16,382)	-	16,382	(16,382)
Total adjustments	(8,648)	11,322	(19,970)	(33,097)	(5,794)	(27,303)

Operating income (as reported)	$33,352	$44,186	$(10,834)	$124,793	$139,314	$(14,521)

Adjusted operating margin	14.0%	11.9%		13.7%	13.8%
Total adjustments	(2.9%)	4.1%		(2.9%)	(0.6%)
Operating margin (as reported)	11.1%	16.0%		10.8%	13.2%

Financial Paper Products
	Three Months Ended			Year Ended
	December 31,		2011 vs	December 31,		2011 vs
(Amounts in thousands)	2011	2010	2010	2011	2010	2010

Revenue (as reported)	$21,314	$26,006	$(4,692)	$93,332	$109,515	$(16,183)

Adjusted operating income	$7,094	$9,400	$(2,306)	$33,757	$40,268	$(6,511)

Restructuring and reorganization costs	(592)	-	(592)	(2,265)	-	(2,265)
Stock-based compensation expense	(591)	(847)	256	(2,324)	(3,760)	1,436
Total adjustments	(1,183)	(847)	(336)	(4,589)	(3,760)	(829)

Operating income (as reported)	$5,911	$8,553	$(2,642)	$29,168	$36,508	$(7,340)

Adjusted operating margin	33.3%	36.1%		36.2%	36.8%
Total adjustments	(5.6%)	(3.3%)		(4.9%)	(3.4%)
Operating margin (as reported)	27.7%	32.9%		31.3%	33.3%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Amounts in thousands)	2011	2010	2011	2010

(Loss) income before income taxes	$(17,984)	$22,487	$39,770	$58,380
Interest expense	20,445	25,597	86,165	102,133
Depreciation and amortization	11,093	12,190	46,051	48,074
Amortization of agent signing bonuses	8,436	7,514	32,618	29,247
EBITDA	21,990	67,788	204,604	237,834

Significant items impacting EBITDA:
Net securities gains	-	-	(32,816)	(2,115)
Severance and related costs (1)	-	(161)	(31)	(346)
Restructuring and reorganization costs	6,211	2,290	23,470	5,853
Capital transaction costs (2)	1,039	-	6,446	-
Asset impairment charges (3)	686	309	3,372	1,829
Debt extinguishment loss (4)	32,302	-	37,522	-
Stock-based compensation expense	4,115	5,925	16,281	26,011
Legal accruals (5)	863	(16,382)	4,817	(14,572)
Adjusted EBITDA	$67,206	$59,769	$263,665	$254,494

Adjusted EBITDA margin (6)	20.9%	19.7%	21.1%	21.8%

(1)	Severance and related costs from executive terminations occurring prior to the second quarter of 2010, including adjustments to amounts previously accrued.
(2)	Represents professional and legal fees related to the May 2011 Recapitalization and November 2011 Secondary Offering.
(3)

Impairments of assets in 2011 relate to the disposition of a business and software and intangible asset impairments. In 2010, impairments relate to the sale of corporate aircraft, goodwill and intangible assets.

(4)	Debt extinguishment loss relates to the termination of our former senior facility in connection with the May 2011 Recapitalization and the partial redemption of our Second Lien Notes in November 2011.
(5)

In 2011, legal accruals relate primarily to settlements and related costs for securities litigation associated with our May 2011 Recapitalization. In 2010, legal accruals relate to the reversal of a patent lawsuit accrual and settlements for securities litigation related to the March 2008 Recapitalization.

(6)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Total Revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
(Amounts in thousands, except share and per share data)	2011	2010
ASSETS
Cash and cash equivalents	$-	$-
Cash and cash equivalents (substantially restricted)	2,572,174	2,865,941
Receivables, net (substantially restricted)	1,220,065	982,319
Short-term investments (substantially restricted)	522,024	405,769
Available-for-sale investments (substantially restricted)	102,771	160,936
Property and equipment	116,341	115,111
Goodwill	428,691	428,691
Other assets	213,512	156,969
Total assets	$5,175,578	$5,115,736

LIABILITIES
Payment service obligations	$4,205,375	$4,184,736
Debt	810,888	639,946
Pension and other postretirement benefits	120,252	120,536
Accounts payable and other liabilities	149,261	113,647
Total liabilities	5,285,776	5,058,865

MEZZANINE EQUITY
Participating Convertible Preferred Stock-Series B, $0.01 par value, none at December 31, 2011 and 800,000 shares authorized, 495,000 shares issued at December 31, 2010	-	628,199
Participating Convertible Preferred Stock-Series B-1, $0.01 par value, none at December 31, 2011 and 500,000 shares authorized, 272,500 shares issued at December 31, 2010	-	371,154
Total mezzanine equity	-	999,353

STOCKHOLDERS' DEFICIT
Junior Participating Preferred Stock - Series A, $0.01 par value, none at December 31, 2011, 2,000,000 shares authorized, none issued at December 31, 2010	-	-
Participating Convertible Preferred Stock - Series D, $0.01 par value, 200,000 shares authorized, 109,239 issued at December 31, 2011 and none at December 31, 2010	281,898	-
Common Stock, $0.01 par value, 162,500,000 shares authorized, 62,263,963 and 15,388,119 shares issued at December 31, 2011 and December 31, 2010, respectively	623	886
Additional paid-in capital	989,188	-
Retained loss	(1,216,543)	(771,544)
Accumulated other comprehensive loss	(38,028)	(31,879)
Treasury stock: 4,429,184 and 4,935,555 shares at December 31, 2011 and December 31, 2010, respectively	(127,336)	(139,945)
Total stockholders' deficit	(110,198)	(942,482)
Total liabilities, mezzanine equity and stockholders' deficit	$5,175,578	$5,115,736

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS
(Unaudited)

	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2011	2011	2011	2011

Cash and cash equivalents	$2,572,174	$2,583,475	$2,685,666	$2,776,009
Receivables, net	1,220,065	1,084,927	1,038,766	956,945
Short-term investments	522,024	520,372	517,318	411,299
Available-for-sale investments	102,771	118,820	134,346	145,168
	4,417,034	4,307,594	4,376,096	4,289,421
Payment service obligations	(4,205,375)	(4,058,191)	(4,142,961)	(4,045,265)
Assets in excess of payment service obligations	$211,659	$249,403	$233,135	$244,156

CONTACT:
MoneyGram International
Media:
Patty Sullivan, 214-303-9923
media@moneygram.com
or
Investors:
Alex Holmes, 214-999-7505
aholmes@moneygram.com
or
Eric Dutcher, 214-999-7508
edutcher@moneygram.com